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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            ------------------------


                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): November 1, 2006


                         SYNOVIS LIFE TECHNOLOGIES, INC.
             (Exact name of Registrant as specified in its charter)

                        State of Incorporation: Minnesota
                          Commission File No.: 0-13907
                 I.R.S. Employer Identification No.: 41-1526554

                     Address of principal executive offices:
                             2575 University Ave. W.
                            St. Paul, Minnesota 55114

                        Telephone Number: (651) 796-7300

                              ---------------------


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

SUMMARY OF FISCAL 2007 NAMED EXECUTIVE OFFICER COMPENSATION

Set forth below is a summary of fiscal 2007 compensation arrangements between Synovis Life Technologies, Inc. (the "Company") and certain of its executive officers who are expected to constitute the Company's "named executive officers" (defined in Regulation S-K Item 402(a)(3)) for the year. All of the Company's executive officers are at-will employees whose compensation and employment status may be changed at any time in the discretion of the Company's Board of Directors, subject only to the terms of the Management Change in Control Agreements between the Company and these executive officers (the forms of which have been filed or incorporated by reference as exhibits to the Company's annual report on Form 10-K).

BASE SALARY

Effective November 1, 2006, the Company's named executive officers are scheduled to receive the following annual base salaries in their current positions:

Name and Current Position                                       Base Salary
-------------------------                                       -----------

Karen Gilles Larson                                             $375,000
(Chief Executive Officer)

Richard W. Kramp                                                $225,000
(President)

David A. Buche                                                  $194,854
(Vice President and Chief Operating Officer of
 Synovis Surgical Innovations)

Mary L. Frick                                                   $176,970
(Vice President of Regulatory Affairs, Clinical Affairs
  and Quality)

B. Nicholas Oray, Ph.D.                                         $178,189
(Vice President of Research and Development)

ANNUAL CASH INCENTIVE COMPENSATION

For fiscal 2007, the Company's named executive officers are eligible to receive annual cash incentive compensation up to 5% of their base salary based upon a subjective evaluation by the Company's Compensation Committee of the Board of Directors of the individual executive officer's performance and achievement of specific individual objectives during the period. For fiscal 2007, the Compensation Committee also established an incentive cash compensation program based upon achievement of Company financial performance goals. Additional cash incentive compensation may be awarded at the discretion of the Compensation Committee for performance or achievement above individual goals.






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STOCK OPTIONS -- NAMED EXECUTIVE OFFICERS

On November 1, 2006, options to purchase shares of common stock, at an exercise price of $7.50 per share (the closing price of a share of common stock on the date of the grant), were awarded to each named executive officer under the Company's 2006 Stock Incentive Plan as follows:

                  Name                               Options Granted
                  ----                               ---------------

                  Karen Gilles Larson                     30,000
                  Richard W. Kramp                        75,000
                  David A. Buche                          12,000
                  Mary L. Frick                           10,000
                  B. Nicholas Oray, Ph.D.                 10,000


The options vest in increments of one-third on October 31, 2007, 2008 and 2009, respectively, and expire five years following the date of the grant.

Ms. Larson has previously announced her intention to retire as Chief Executive Officer of the Company effective January 3, 2007, but will remain as a director on the Company's Board of Directors. The option grant to Ms. Larson was made in conjunction with the Company's option grants to non-employee directors and the terms and conditions of such grant are related to Ms. Larson's term and performance as a director. Accordingly, the option grant will not expire upon her retiring as President and Chief Executive Officer, and any such termination of Ms. Larson's option grant would be based on her tenure as a Board member.

BENEFITS

The Company provides medical, dental and life and disability insurance benefits as well as a 401(k) retirement plan and a stock purchase plan to its executive officers. The same benefits are available to all Company employees.




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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                    SYNOVIS LIFE TECHNOLOGIES, INC.


Dated: November 3, 2006             By:   /s/ Brett Reynolds
                                        ----------------------
                                        Brett Reynolds
                                        Vice President of Finance and
                                        Chief Financial Officer